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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement of Credit Acceptance Corporation on Form S-8 of our report dated January 23, 2002, appearing in the Annual Report on Form 10-K of Credit Acceptance Corporation for the year ended December 31, 2001.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP


Detroit, Michigan
July 1, 2002